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                                  Exhibit 4.6

                                                  AMENDMENT ("Amendment") dated
                                                  as of June 30, 1999 between
                                                  FIBERNET TELECOM GROUP, INC.
                                                  ("Company") and SIGNAL CAPITAL
                                                  PARTNERS, L.P., as the
                                                  Majority in Interest of the
                                                  Purchasers ("Signal") (each
                                                  term as defined herein), to
                                                  the Stockholders Agreement
                                                  dated as of May 7, 1999
                                                  ("Stockholders Agreement") by
                                                  and among the Company and the
                                                  Stockholders (as defined in
                                                  the Stockholders Agreement)
                                                  listed therein
                                                  ("Stockholders").

          WHEREAS, pursuant to Section 17 of the Stockholders Agreement, the Company and Signal, as the Majority in Interest, have the right to modify the Stockholders Agreement;

          WHEREAS, the Company and Signal, as the Majority in Interest, wish to amend the Stockholders Agreement;

          NOW, THEREFORE, the parties agree as follows:

     Section 1. Definitions. Capitalized terms used and nor otherwise defined
                -----------
herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

     Section 2. Agreement to Amend. Pursuant to Section 17 of the Stockholders
                ------------------
Agreement, the Company and Signal hereby agree to amend the Stockholders Agreement as provided herein.

     Section 3. Amendment. Section 7(f) shall be amended to add the following
                ---------
provision after Section 7(f)(iv) as follows:

             "(v) Common Stock or other equity securities or instruments exercisable for or convertible into equity securities issued as part of a strategic arrangement or alliance by the Company or its Subsidiaries to building licensors or landlords, carriers, joint venture partners, vendors, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of Directors of the Company."
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     Section 4. Governing Law. This Amendment shall be governed by and construed
                -------------
in accordance with the laws of the State of New York (without regard to principles of conflicts of laws).

     Section 5. Successors and Assigns. This Amendment shall bind and inure to
                ----------------------
the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

     Section 6. Headings. The headings of this Amendment have been inserted for
                --------
convenience of reference only and shall not be deemed to be a part of this Amendment.

     Section 7. Entire Agreement. This Amendment and the other writings referred
                ----------------
to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

     Section 8. Counterparts. This Amendment may be executed in any number of
                ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
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          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                           FIBERNET TELECOM GROUP, INC.

                                           By: /S/ Michael S. Liss
                                               -------------------
                                           Name: Michael S. Liss
                                           Title: President

                                           SIGNAL CAPITAL PARTNERS, L.P.

                                           By: Signal Capital Advisors, L.P.
                                           Its: General Partner

                                           By: Signal Capital Advisors, Inc.
                                           Its: General Partner


                                           By: /S/ Timothy Bradley
                                               -------------------
                                           Name: Timothy Bradley
                                           Title: President